April 15, 1999

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of March 1, 1999 (the "Effective Date"), by and between Aeroflex Incorporated, a Delaware corporation, with its principal office located at 35 South Service Road, Plainview, New York 11803 (together with its successors and assigns permitted under this Agreement, "Aeroflex") and Michael Gorin, who resides at 112B East Long Beach Road, Nissequogue, New York 11780 ("Gorin"), amends and restates in its entirety the original agreement made and entered into as of July 1, 1994 between Aeroflex and Gorin, as subsequently amended through July 1, 1998 (the "Prior Agreement").

                                   WITNESSETH:

     WHEREAS, Aeroflex has determined that it is in the best interests of Aeroflex and its stockholders to continue to employ Gorin and to set forth in this Agreement the obligations and duties of both Aeroflex and Gorin; and

     WHEREAS, Aeroflex wishes to assure itself of the services of Gorin for the period hereinafter provided, and Gorin is willing to be employed by Aeroflex for said period, upon the terms and conditions provided in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Aeroflex and Gorin (individually a "Party" and together the "Parties") agree as follows:

     1. DEFINITIONS.

     (a) "Beneficiary" shall mean the person or persons named by Gorin pursuant to Section 17 below or, in the event that no such person is named who survives Gorin, his estate.

     (b) "Board" shall mean the Board of Directors of Aeroflex.

     (c) "Cause" shall mean:

     (i) Gorin's conviction of a felony involving an act or acts of dishonesty on his part and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of Aeroflex;

     (ii) willful and continued failure of Gorin to perform his obligations under this Agreement, resulting in demonstrable material economic harm to Aeroflex, or

     (iii) a material breach by Gorin of the provisions of Sections 14 or 15 below to the demonstrable and material detriment of Aeroflex.

     Notwithstanding the foregoing, in no event shall Gorin's failure to perform the duties associated with his position caused by his mental or physical disability constitute Cause for his termination.

     For purposes of this Section 1(c), no act or failure to act on the part of Gorin shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the best interests of Aeroflex. Any act or failure to act based upon authority given pursuant to a resolution adopted by the Board or based upon the advice of counsel for Aeroflex shall be conclusively presumed to be done, or omitted to be done, by Gorin in good faith and in the best interests of Aeroflex.

     (d) "Change in Control" shall mean the occurrence of any of the following events:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d- 3 promulgated under the Exchange Act) of voting securities of Aeroflex when such acquisition causes such Person to own 20 percent or more of the combined voting power of the then outstanding voting securities of Aeroflex entitled to vote generally in the election of directors (the "Outstanding Aeroflex Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from Aeroflex, (B) any acquisition by Aeroflex, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Aeroflex or any corporation controlled by Aeroflex or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Aeroflex Voting Securities reaches or exceeds 20 percent as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Aeroflex, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20 percent or more of the Outstanding Aeroflex Voting Securities; or

     (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Aeroflex's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or subsequently all of the assets of Aeroflex or the acquisition of assets of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Aeroflex Voting Securities immediately prior to such Business
Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Aeroflex or all or substantially all of Aeroflex's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Aeroflex Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Aeroflex or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) approval by the stockholders of Aeroflex of a complete liquidation or dissolution of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" shall mean the Compensation Committee of the Board.

     (g) "Consulting Period" shall mean the period specified in Section 13 below during which Gorin serves as a consultant to Aeroflex.

     (h) "Disability" shall mean the illness or other mental or physical disability of Gorin, as determined by a physician acceptable to Aeroflex and Gorin, resulting in his failure during the Employment Term or the Consulting Period, as the case may be, (i) to perform substantially his applicable material duties under this Agreement for a period of nine consecutive months and (ii) to return to the performance of his duties within 30 days after receiving written notice of termination.

     (i) "Employment Term" shall mean the period specified in Section 2(b) below.

     (j) "Fiscal Year" shall mean the 12-month period beginning on July 1 and ending on the next subsequent June 30, or such other 12-month period as may constitute Aeroflex's fiscal year at any time hereafter.

     (k) "Good Reason" shall mean, at any time during the Employment Term, without Gorin's prior written consent or his acquiescence:

     (i) reduction in his then current Salary;

     (ii) diminution, reduction or other adverse change in the bonus or incentive compensation opportunities available to Gorin (with respect to the level of bonus or incentive compensation opportunities, the applicable performance criteria and otherwise the manner in which bonuses and incentive compensation are determined) in the aggregate from those available as of the Effective Date in accordance with Section 4(a) below;

     (iii) Aeroflex's failure to pay Gorin any amounts otherwise vested and due him hereunder or under any plan or policy of Aeroflex;

     (iv)   diminution   of   Gorin's   titles,    position,    authorities   or
responsibilities, including not serving on the Board;

     (v) assignment to Gorin of duties incompatible with his position as a senior executive officer;

     (vi) termination by Gorin of his employment within one year following a Change in Control other than (a) by mutual agreement, (b) for Cause or (c) by reason of Retirement, death or Disability;

     (vii) imposition of a requirement that Gorin report other than directly to Aeroflex's Chief Executive Officer or to the full Board;

     (viii) a material breach of the Agreement by Aeroflex that is not cured within 10 business days after written notification by Gorin of such breach; or

     (ix)relocation of Aeroflex's corporate headquarters to a location more than 35 miles from the location first above described.

     (l) "Retirement" shall mean termination of Gorin's employment, other than due to death, with eligibility to receive a benefit under the terms of Aeroflex's Supplemental Executive Retirement Plan as then in effect.

     (m) "Salary" shall mean the annual salary provided for in Section 3 below, as adjusted from time to time.

     (n) "Spouse" shall mean, during the Employment Term and the Consulting Period, the woman who as of any relevant date is legally married to Gorin.

     (o)"Subsidiary" shall mean any corporation of which Aeroflex owns, directly or indirectly, more than 50 percent of its voting stock.

     2. EMPLOYMENT TERM, POSITIONS AND DUTIES.

     (a) Employment of Gorin. Aeroflex hereby continues to employ Gorin, and Gorin hereby accepts continued employment with Aeroflex, in the positions and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated. Gorin shall render services to Aeroflex principally at Aeroflex's corporate headquarters, but he shall do such traveling on behalf of Aeroflex as shall be reasonably required in the course of the performance of his duties hereunder.

     (b) Employment Term. The Employment Term shall commence on the Effective Date and shall terminate on June 30, 2004.

     (c) Titles and Duties.

     (i) Until the date of termination of his employment hereunder, Gorin shall be employed as a senior executive officer of Aeroflex, reporting to the full Board. In his capacity as a senior executive officer, Gorin shall have the customary powers, responsibilities and authorities of senior executive officers of corporations of the size, type and nature of Aeroflex including, without limitation, authority, in conjunction with the Board as appropriate, to hire and terminate other employees of Aeroflex.

     (ii) During the Employment Term, Aeroflex shall uses its best efforts to secure the election of Gorin to the Board. During the Employment Term, if the Board forms an executive or similar committee, Gorin shall serve thereon.

     (d) Time and Effort.

     (i) Gorin agrees to devote his best efforts and abilities and his full business time and attention to the affairs of Aeroflex in order to carry out his duties and responsibilities under this Agreement.

     (ii) Notwithstanding the foregoing, nothing shall preclude Gorin from (A) serving on the boards of a reasonable number of trade associations, charitable organizations and/or businesses not in competition with Aeroflex, (B) engaging in charitable activities and community affairs and (C) managing his personal investments and affairs; provided, however, that, such activities do not materially interfere with the proper performance of his duties and responsibilities specified in Section 2 (c) above.

     3. SALARY.

     (a) Initial Salary. Gorin shall receive from Aeroflex a Salary, payable in accordance with the regular payroll practices of Aeroflex, in a minimum amount of $350,000.

     (b) Cost-of-Living Increase. During the Employment Term, Gorin's Salary shall be increased semiannually by an amount equal to the increase in the cost of living for the immediately preceding calendar half-year, as reported in the "Consumer Price Index, New York and Northeastern New Jersey, All Items," published by the United States Department of Labor, Bureau of Labor Statistics (or, if such index is no longer published, a successor or comparable index that is published). Such amount shall be calculated and paid to Gorin in a single sum on or before the first day of the second month following the applicable calendar half year, and thereafter his Salary shall be deemed to include the amount of any such increase. The first calculation and payment shall be made on or before August 1, 1999 with respect to the period July 1, 1998 through June 30, 1999. If Gorin's employment shall terminate during any such six-month period, the cost-of-living increase provided in this Section 3(b) shall be prorated accordingly.

     (c) Salary Increase. Any amount to which Gorin's Salary is increased, as provided in Section 3(b) above or otherwise, shall not thereafter be reduced without his consent, and the term "Salary" as used in this Agreement shall refer to his Salary as thus increased.

     4. BONUSES.

     (a) Annual Bonus. For each Fiscal Year during the Employment Term Gorin shall be eligible to receive an annual bonus equal to 3 percent of Aeroflex's consolidated pre-tax earnings for such Fiscal Year, computed without regard to any amount due under this Section 4(a). Any such bonus payable with respect to a portion of a Fiscal Year shall be prorated accordingly. Gorin shall be entitled to elect to defer, under the terms of any deferred compensation agreement or annual incentive compensation plan applicable to him and then in effect, any portion of his annual bonus that is not already subject to deferral thereunder.

     (b) Special Bonus. Gorin shall be eligible to receive additional bonuses during the Employment Term. The Committee shall determine, in its discretion, the occasion for payment, and the amount, of any such bonus.

     5. LONG-TERM INCENTIVE.

     During the Employment Term, Gorin shall be eligible for an award under any long-term incentive compensation plan established by Aeroflex for the benefit of Gorin or, in the absence thereof, under any such plan established for the benefit of members of the senior management of Aeroflex.

    6.   EQUITY OPPORTUNITY.

     During the Employment Term, Gorin shall be eligible to receive grants of options to purchase shares of Aeroflex's stock and awards of shares of Aeroflex's stock, either or both as determined by the Committee, under and in accordance with the terms of applicable plans of Aeroflex and related option and award agreements. It is the intention of Aeroflex to grant stock options to Gorin during the Employment Term. Also, to the extent permitted by any such plan, Gorin shall be eligible during any Consulting Period to receive grants of options and awards of shares of Aeroflex's stock in the same manner.

     7. EXPENSE REIMBURSEMENT; CERTAIN OTHER COSTS.

     During the Employment Term and any Consulting Period, Gorin shall be entitled to prompt reimbursement by Aeroflex for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, upon his submission of such accounts and records as may be reasonably required by Aeroflex. In addition, Gorin shall be entitled to payment by Aeroflex of all reasonable costs and expenses, including attorneys' and consultants' fees and disbursements, incurred by him in connection with adoption of this Agreement and any related compensatory arrangements that Aeroflex adopts solely for his benefit.

     8. PERQUISITES.

     During the Employment Term and, and any Consulting Period, Aeroflex shall provide Gorin with the following perquisites:

     (a) an office of a size and with furnishings and other appointments, and exclusive personal secretarial and other assistance, at least equal to that provided to Gorin by Aeroflex as of the Effective Date; and

     (b) the use of an automobile and payment of related expenses on the same terms as are in effect on the Effective Date or, if more favorable to Gorin, as are made available generally to other executive officers of Aeroflex at any time thereafter.

     9. EMPLOYEE BENEFIT PLANS.

     (a) General. During the Employment Term, Gorin shall be entitled to participate in all employee benefit plans and programs that are made available to Aeroflex's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit-sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, vacation (not less than four weeks in any calendar year) and any other employee benefit plans or programs that may be sponsored by Aeroflex from time to time, including plans that supplement the above-listed types of plans, whether funded or unfunded.

     (b) Medical Care Reimbursement and Insurance. During the Employment Term and Consulting Period, Aeroflex shall reimburse Gorin for 100 percent of any medical expenses incurred by him for himself and his Spouse that are not reimbursed by insurance or otherwise, offset by any amounts that are reimbursable by Medicare if Gorin and his Spouse, when eligible, elect to be covered by Medicare. Aeroflex shall provide Gorin and his Spouse during his lifetime with hospitalization insurance, surgical insurance, major and excess major medical insurance and dental insurance in accordance with the most favorable plans, policies, programs and practices of Aeroflex and its
Subsidiaries made available generally to other senior executive officers of Aeroflex and its Subsidiaries as in effect from time to time.

     (c) Life  Insurance  Benefit.  In  addition  to the  group  life  insurance available to employees generally, Aeroflex shall provide Gorin with an individual permanent life insurance benefit in an initial amount of not less than approximately $1,000,000, the terms and conditions of such benefit to be more fully described in an insurance ownership agreement between Gorin and Aeroflex.

     (d) Disability Benefit. In consideration of the benefit payable to Gorin in the event of termination of his employment due to Disability, as provided in
Section 10(e) below, or, if applicable, in the event of termination of Gorin's consulting services due to Disability during the Consulting Period, as provided in Section 13(d) below, Aeroflex shall not be obligated to provide Gorin with long-term disability insurance. Notwithstanding the foregoing, if Aeroflex does provide Gorin with such insurance, he shall be the owner of any individual policies obtained and shall pay the premiums thereon.

     (e) Retirement Benefit. Gorin shall be entitled to the benefits provided under the Aeroflex Incorporated Supplemental Executive Retirement Plan (the "SERP"); provided, however, that if Aeroflex fails to maintain the SERP, Gorin's retirement benefit shall be determined as if the SERP had remained in effect until termination of his employment with Aeroflex by retirement. These benefits are in addition to the benefits provided under this Agreement, and no modification, amendment or termination of this Agreement shall affect Gorin's rights under the SERP as in effect on the Effective Date or, if more favorable to Gorin, as in effect at any time thereafter.

     10. TERMINATION OF EMPLOYMENT.

     (a) Termination by Mutual Agreement. The Parties may terminate this Agreement by mutual agreement at any time. If they do so, Gorin's entitlements shall be as the Parties mutually agree.

     (b) General. Notwithstanding anything to the contrary herein, in the event of termination of Gorin's employment under this Agreement, he or his Beneficiary, as the case may be, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections
(c) through (h) below, as applicable):

     (i) his Salary through the date of termination;

     (ii) any unused vacation from prior years;

     (iii) any annual bonus for the current Fiscal Year, prorated to the date of termination;

     (iv) any annual or special bonus previously awarded but not yet paid to him;

     (v) any deferred compensation under any incentive compensation plan of Aeroflex or any deferred compensation agreement then in effect;

     (vi) any other compensation or benefits, including without limitation long-term incentive compensation described in Section 5 above, benefits under equity grants and awards described in Section 6 above and employee benefits under plans described in Section 9 above, that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan; and

     (vii) reimbursement in accordance with Sections 9(a) and (b) above of any business and medical expenses incurred by Gorin or his Spouse, as applicable, through the date of termination but not yet paid to him.

     (c) Termination due to Retirement. In the event that Gorin's employment terminates due to Retirement, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to the benefits provided under the SERP, as provided in Section 9(e) above. The Consulting Period shall begin on the day following termination of Gorin's employment by Retirement.

     (d) Termination due to Death. In the event that Gorin's employment terminates due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination.

     (e) Termination due to Disability. In the event of Disability, Aeroflex or Gorin may terminate Gorin's employment. If Gorin's employment terminates due to Disability, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination, offset by any long-term disability insurance benefit that Aeroflex has provided for him and for which it has paid the applicable group or individual insurance premiums.

     (f) Termination by Aeroflex for Cause. Aeroflex may terminate Gorin's employment hereunder for Cause only upon written notice to Gorin not less than 30 days prior to any intended termination, which notice shall specify the grounds for such termination in reasonable detail. Cause shall in no event be deemed to exist except upon a finding reflected in a resolution approved by a majority (excluding Gorin) of the members of the Board (whose findings shall not be binding upon or entitled to any deference by any court, arbitrator or other decision-maker ruling on this Agreement) at a meeting of which Gorin shall have been given proper notice and at which Gorin (and his counsel) shall have a reasonable opportunity to present his case.

     In the event that Gorin's employment is terminated for Cause, he shall be entitled only to the compensation and benefits specified in Section 10(b).

     (g) Termination Without Cause or by Gorin for Good Reason.

     (i) Termination without Cause shall mean termination of Gorin's employment by Aeroflex and shall exclude termination (A) due to Retirement, death, Disability or Cause or (B) by mutual agreement of Gorin and Aeroflex. Aeroflex shall provide Gorin 15 days' prior written notice of termination by it without Cause, and Gorin shall provide Aeroflex 15 days' prior written notice of his termination for Good Reason.

     (ii) In the event of termination by Aeroflex of Gorin's employment without Cause or of termination by Gorin of his employment for Good Reason, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to:

     (A) his Salary, payable for the remainder of the Employment Term at the rate in effect immediately before such termination;

     (B) annual bonuses for the remainder of the Employment Term (including a prorated bonus for any partial Fiscal Year) equal to the average of the three highest annual bonuses awarded to him during the ten Fiscal Years preceding the Fiscal Year of termination, such bonuses to be paid at the same time annual bonuses are regularly paid by Aeroflex to Gorin;

     (C) continued medical reimbursement for the remainder of the Employment Term and thereafter the lifetime medical benefits described in Section 9(b) above;

     (D) a lump-sum payment equal to the then present value of the excess, if any, of (x) the retirement benefit to which Gorin would have been entitled if he had remained employed under this Agreement until age 70 over (y) the early retirement benefit actually payable to him, both as calculated and payable under the SERP; and

     (E) continued participation in all employee benefit plans or programs available to Aeroflex employees generally in which Gorin was participating on the date of termination of his employment until the end of the Employment Term; provided; however, that (x) if Gorin is precluded from continuing his participation in any employee benefit plan or program as provided in this clause
(E), he shall be entitled to the after-tax economic equivalent of the benefits under the plan or program in which he is unable to participate until the end of the Employment Term, and (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that Gorin would incur in obtaining such benefit on an individual basis; and

     (F) other benefits in accordance with applicable plans and programs of the Company.

     (iii)  Prior  written  consent by Gorin to any of the events  described  in
Section 1(k) above shall be deemed a waiver by him of his right to terminate for Good Reason under this Section 10(g) solely by reason of the events set forth in such waiver.

     (h) Change in Control.  Notwithstanding  anything  to the  contrary in this
Section 10, termination of Gorin's employment within the one-year period following a Change in Control for any reason other than Cause, Retirement, death or Disability, shall be governed by Section 10(g). In the event of any such termination, Gorin shall be entitled to compensation and benefits in accordance with the provisions of Section 10(g)(ii).

     11. NO DUTY TO MITIGATE; NO OFFSET.

     Gorin shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payment hereunder be subject to offset in the event Gorin does receive compensation for services from any other source.

     12. PARACHUTES.

     (a) Application. If all, or any portion, of the payments provided under this Agreement, and/or any other payments and benefits that Gorin receives or is entitled to receive from Aeroflex or a Subsidiary, whether or not under an existing plan, arrangement or other agreement, constitutes an "excess parachute payment" within the meaning of Section 280G(b) of the Code (each such parachute payment, a "Parachute Payment") and will result in the imposition on Gorin of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which Gorin is entitled under this Agreement, Aeroflex shall pay him an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving Parachute Payments, plus the amount necessary to put him in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 12) as if no excise taxes had been imposed with respect to Parachute Payments (the "Parachute Gross-up").

     (b) Computation. The amount of any payment under this Section 12 shall be computed by a certified public accounting firm of national reputation selected by Aeroflex and acceptable to Gorin. If Aeroflex or Gorin disputes the computation rendered by such accounting firm, Aeroflex shall select an alternative certified public accounting firm of national reputation to perform the applicable computation. If the two accounting firms cannot agree upon the computations, Gorin and Aeroflex shall jointly appoint a third certified public accounting firm of national reputation within 10 calendar days after the two conflicting computations have been rendered. Such third accounting firm shall be asked to determine within 30 calendar days the computation of the Parachute Gross-up to be paid to Gorin, and payments shall be made accordingly.

     (c) Payment. In any event, Aeroflex shall pay to Gorin or pay on his behalf the Parachute Gross-up as computed by the accounting firm initially selected by Gorin by the time any taxes payable by him as a result of the Parachute Payments become due, with Gorin agreeing to return the excess amount of such payment over the final computation rendered from the process described in Section 12(b). Gorin and Aeroflex shall provide the accounting firms with all information that any of them reasonably deems necessary in order to compute the Parachute Gross-up. The cost and expenses of all the accounting firms retained to perform the computations described above shall be borne by Aeroflex.

     In the event that the Internal Revenue Service ("IRS") or the accounting firm computing the Parachute Gross-up finally determines that the amount of excise taxes thereon initially paid was insufficient to discharge Gorin's excise tax liability, Aeroflex shall make additional payments to him as may be necessary to reimburse him for discharging the full liability.

     Gorin shall apply to the IRS for a refund of any excise taxes paid and remit to Aeroflex the amount of any such refund that he receives. Aeroflex shall reimburse Gorin for his expenses in seeking a refund of excise taxes and for any interest and penalties imposed on excise taxes that he is required to pay.

     13. CONSULTING PERIOD.

     (a) General. Effective upon the end of the Employment Term (but only if the Employment Term ends by reason of its expiration or, if earlier, upon termination of Gorin's employment (i) by mutual agreement or (ii) by Retirement), Gorin shall become a consultant to Aeroflex, in recognition of the continued value to Aeroflex of his extensive knowledge and expertise. Unless earlier terminated, as provided in Section 13(e), the Consulting Period shall continue for three years.

     (b) Duties and Extent of Services.

     (i) During the Consulting Period, Gorin shall consult with Aeroflex and its senior executive officers regarding its respective businesses and operations.
Such consulting services shall not require more than 50 days in any calendar year, nor more than one day in any week, it being understood and agreed that during the Consulting Period Gorin shall have the right, consistent with the prohibitions of Sections 14 and 15 below, to engage in full-time or part-time employment with any business enterprise that is not a competitor of Aeroflex.

     (ii) Gorin's service as a consultant shall only be required at such times and such places as shall not result in unreasonable inconvenience to him, recognizing his other business commitments that he may have to accord priority over the performance of services for Aeroflex. In order to minimize interference with Gorin's other commitments, his consulting services may be rendered by personal consultation at his residence or office wherever maintained, or by correspondence through mail, telephone, fax or other similar mode of communication at times, including weekends and evenings, most convenient to him.

     (iii) During the Consulting Period, Gorin shall not be obligated to serve as a member of the Board or to occupy any office on behalf of Aeroflex or any of its Subsidiaries.

     (c) Compensation. During the Consulting Period, Gorin shall receive from Aeroflex each year an amount equivalent to two-thirds of his Salary at the end of the Employment Term, payable and subject to annual increase as provided in
Section 3 above.

     (d) Disability. In the event of Disability during the Consulting Period, Aeroflex or Gorin may terminate Gorin's consulting services. If Gorin's consulting services are terminated due to Disability, he shall be entitled to compensation, in accordance with Section 13(c), for the remainder of the Consulting Period.

     (e) Termination. The Consulting Period shall terminate after three years or, if earlier, upon Gorin's death or upon his failure to perform consulting services as provided in Section 13(b), pursuant to 30 days' written notice by Aeroflex to Gorin of the grounds constituting such failure and reasonable opportunity afforded Gorin to cure the alleged failure. Upon any such termination, payment of consulting fees and benefits (with the exception of lifetime medical benefits under Section 9(b) above) shall cease.

     (f) Other. During the Consulting Period, Gorin shall be entitled to expense reimbursement (including secretarial, telephone and similar support services) and perquisites and medical benefits, pursuant to the terms of Sections 7, 8 and 9(b), respectively.

     14. CONFIDENTIAL INFORMATION.

     (a) General.

     (i) Gorin understands and hereby acknowledges that as a result of his employment with Aeroflex he will necessarily become informed of and have access to certain valuable and confidential information of Aeroflex and any of its Subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, computer software and programs, know-how and plans ("Confidential Information"), and that any such Confidential Information, even though it may be developed or otherwise acquired by Gorin, is the exclusive property of Aeroflex to be held by him in trust solely for Aeroflex's benefit.

     (ii) Accordingly, Gorin hereby agrees that, during the Employment Term and the Consulting Period and subsequent to both, he shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity any Confidential Information without prior written consent of the Board, except to (A) responsible officers and employees of Aeroflex or (B)_responsible persons who are in a contractual or fiduciary relationship with Aeroflex or who need such information for purposes in the interest of Aeroflex. Notwithstanding the foregoing, the prohibitions of this clause (ii) shall not apply to any Confidential Information that becomes of general public knowledge other than from Gorin or is required to be divulged by court order or administrative process.

     (b) Return of Documents. Upon termination of his employment with Aeroflex for any reason or, if applicable, upon expiration of the Consulting Period, Gorin shall promptly deliver to Aeroflex all plans, drawings, manuals, letters, notes, notebooks, reports, computer programs and copies thereof and all other materials, including without limitation those of a secret or confidential nature, relating to Aeroflex's business that are then in his possession or control.

     (c) Remedies and Sanctions. In the event that Gorin is found to be in violation of Section 14(a) or (b) above, Aeroflex shall be entitled to relief as provided in Section 16 below.

     15. NONCOMPETITION/NONSOLICITATION.

     (a) Prohibitions. During the Employment Term and, if applicable, the Consulting Period, Gorin shall not, without prior written authorization of the Board, directly or indirectly, through any other individual or entity:

     (i) become on officer or employee of, or render any service to, any direct competitor of Aeroflex;

     (ii) solicit or induce any customer of Aeroflex to cease purchasing goods or services from Aeroflex or to become a customer of any competitor of Aeroflex; or

     (iii) solicit or induce any employee of Aeroflex to become employed by any competitor of Aeroflex.

     (b) Remedies and Sanctions. In the event that Gorin is found to be in violation of Section 15(a) above, Aeroflex shall be entitled to relief as provided in Section 16 below.

     (c) Exceptions. Notwithstanding anything to the contrary in Section 15(a) above, its provisions shall not:

     (i) apply if Aeroflex terminates Gorin's employment without Cause or Gorin terminates his employment for Good Reason, each as provided in Section 10(g) above; or

     (ii) be construed as preventing Gorin from investing his assets in any business that is not a direct competitor of Aeroflex.

     16. REMEDIES/SANCTIONS.

     Gorin acknowledges that the services he is to render under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage may result to Aeroflex in the event of any breach of this Agreement or default by Gorin. Because of the unique nature of the Confidential Information and the importance of the prohibitions against competition and solicitation, Gorin further acknowledges and agrees that Aeroflex will suffer irreparable harm if he fails to comply with his obligations under Section 14(a) or (b) above or Section 15(a) above and that monetary damages would be inadequate to compensate Aeroflex for any such breach. Accordingly, Gorin agrees that, in addition to any other remedies available to either Party at law, in equity or otherwise, Aeroflex will be entitled to seek injunctive relief or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement.

     17. BENEFICIARIES/REFERENCES.

     Gorin shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving Aeroflex written notice thereof; provided, however, that absent any then effective contrary notice, his beneficiary shall be his surviving Spouse. In the event of Gorin's death, or of a judicial determination of his incompetence, reference in this Agreement to Gorin shall be deemed to refer, as appropriate, to his beneficiary, estate or other legal representative.

     18. WITHHOLDING TAXES.

     All payments to Gorin or his Beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

     19. INDEMNIFICATION AND LIABILITY INSURANCE.

     Nothing herein is intended to limit Aeroflex's indemnification of Gorin, and Aeroflex shall indemnify him to the fullest extent permitted by applicable law consistent with Aeroflex's Certificate of Incorporation and By-Laws as in effect on the Effective Date, with respect to any action or failure to act on his part while he is an officer, director or employee of Aeroflex or any Subsidiary. Aeroflex shall cause Gorin to be covered at all times by directors' and officers' liability insurance on terms no less favorable than the directors' and officers' liability insurance maintained by Aeroflex as in effect on the Effective Date in terms of coverage and amounts. Aeroflex shall continue to indemnify Gorin as provided above and maintain such liability insurance coverage for him after the Employment Term and, if applicable, the Consulting Period for any claims that may be made against him with respect to his service as a director or officer of Aeroflex or a consultant to Aeroflex.

     20. EFFECT OF AGREEMENT ON OTHER BENEFITS.

         The existence of this Agreement shall not prohibit or restrict Gorin's entitlement to participate fully in compensation, employee benefit and other plans of Aeroflex in which senior executives are eligible to participate.

    21.  ASSIGNABILITY; BINDING NATURE.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Gorin) and assigns. No rights or obligations of Aeroflex under this Agreement may be assigned or transferred by Aeroflex except pursuant to (a) a merger or consolidation in which Aeroflex is not the continuing entity or (b) sale or liquidation of all or substantially all of the assets of Aeroflex, provided that the surviving entity or assignee or transferee is the successor to all or substantially all of the assets of Aeroflex and such surviving entity or assignee or transferee assumes the liabilities, obligations and duties of Aeroflex under this Agreement, either contractually or as a matter of law.

     Aeroflex further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall use its best efforts to have such assignee or transferee expressly agree to assume the liabilities, obligations and duties of Aeroflex hereunder; provided, however, that notwithstanding such assumption, Aeroflex shall remain liable and responsible for fulfillment of the terms and conditions of this Agreement; and provided, further, that in no event shall such assignment and assumption of this Agreement adversely affect Gorin's right upon a Change in Control, as provided in Section 10(h) above. No rights or obligations of Gorin under this Agreement may be assigned or transferred by him.

     22. REPRESENTATIONS.

         The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. Aeroflex represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

     23. ENTIRE AGREEMENT.

     Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof, including without limitation the Prior Agreement. Payments and benefits provided under this Agreement are in lieu of any payments or other benefits under any severance program or policy of Aeroflex to which Gorin would otherwise be entitled.

    24.  AMENDMENT OR WAIVER.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Gorin and an authorized officer of Aeroflex. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     25. SEVERABILITY.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     26. SURVIVAL.

     The respective rights and obligations of the Parties under this Agreement shall survive any termination of Gorin's employment with Aeroflex.

     27. GOVERNING LAW/JURISDICTION.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York, without reference to principles of conflict of laws.

     28. COSTS OF DISPUTES.

     Aeroflex shall pay, at least monthly, all costs and expenses, including attorneys' fees and disbursements, of Gorin in connection with any proceeding, whether or not instituted by Aeroflex or Gorin, relating to any provision of this Agreement, including but not limited to the interpretation, enforcement or reasonableness thereof; provided, however, that, if Gorin institutes the proceeding and the judge or other decision-maker presiding over the proceeding affirmatively finds that his claims were frivolous or were made in bad faith, he shall pay his own costs and expenses and, if applicable, return any amounts theretofore paid to him or on his behalf under this Section 28. Pending the outcome of any proceeding, Aeroflex shall pay Gorin all amounts due to him without regard to the dispute; provided, however, that if Aeroflex shall be the prevailing party in such a proceeding, Gorin shall promptly repay all amounts that he received during pendency of the proceeding.

    29.  NOTICES.

     Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of.

  If to Aeroflex or the Board:
      Aeroflex Incorporated
      35 South Service Road
      Plainview, NY 11803
      Attention: Harvey Blau
      FAX: (516) 694-4823



  If to Gorin:

      Michael Gorin
      112B East Long Beach Road
      Nissequogue, New York 11780




     30. HEADINGS.

     The  headings  of  the  sections   contained  in  this  Agreement  are  for
convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

    31.  COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                         Aeroflex Incorporated


  Attest: /s/ Charles Badlato            By: /s/ Harvey R. Blau
          -------------------                ----------------------
                                             Chairman of The Board




  Witness:/s/ Nancy D. Lieberman             /s/ Michael Gorin
          ----------------------             ----------------------
                                                 Michael Gorin